Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Severn Bancorp, Inc.
Annapolis, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156343) and Forms S-8 (No. 333-152657 and No. 333-133242) of Severn Bancorp, Inc. and Subsidiaries of our report dated March 18, 2014, relating to the 2013 consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/BDO USA, LLP

Harrisburg, Pennsylvania
March 18, 2014

Exhibit 32 -- Page 1 --